United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                            August 10, 2007
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

             1-6479-1

Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                    New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events.

Item 8.01 - Other Events

On August 10, 2007, Overseas Shipholding Group, Inc. ("OSG") issued a press release announcing that OSG America L.P. (the "Limited Partnership") had filed a registration statement with the Securities and Exchange Commission for a proposed initial public offering of 7,500,000 common units, representing a 22.8% limited partnership interest in the Limited Partnership. Immediately following completion of the public offering, and assuming that the over-allotment option granted to the underwriters is not exercised, OSG will hold a 77.2% interest in the Limited Partnership, including a 2% general partner interest through its ownership of the general partner of the Limited Partnership. The Limited Partnership will own and operate U.S. flag product carriers and barges that transport petroleum products. The Limited Partnership intends to use the net proceeds of the offering to pay OSG approximately $136.5 million in cash. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release dated August 10, 2007

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: August 13, 2007	By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 10, 2007